EXECUTION COPY

                           GENERAL SECURITY AGREEMENT

         THIS GENERAL SECURITY AGREEMENT (this "General Security Agreement") is made and entered into as of January 28, 2000 by CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower" and a "Grantor"), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Guarantor", and a "Subsidiary Grantor", and collectively with the Borrower, the "Grantors"), and WILMINGTON TRUST COMPANY, as General Collateral Agent (in such capacity, the "General Collateral Agent") under that certain General Collateral Agency Agreement of even date herewith among the General Collateral Agent, The Prudential Insurance Company of America, as holder of the Senior Notes (the "Senior Note Holder"), SunTrust Bank ("SunTrust") and Atlantic Financial Group, Ltd. ("Atlantic Financial"), as creditors of the Senior Lease Obligations (together, the "Senior Lease Creditor"), Morgan Guaranty Trust Company of New York, as counterparty to the Morgan Swap Agreement ("Morgan") and Bank of America, N.A., as Agent (in such capacity, the "Revolving Credit Agent") for each of the Lenders now or hereafter party to the Credit Agreement (as defined in the Intercreditor Agreement), pursuant to which the General Collateral Agent serves as collateral agent for the benefit of the Senior Note Holder, SunTrust, Atlantic Financial, the Revolving Credit Agent, the Lenders, Morgan, the Bond Trustee for the benefit of Debenture Holders and all other Senior Creditors at any time existing. The General Collateral Agent and all the Senior Creditors are collectively referred to herein as the "General Secured Parties." All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Intercreditor Agreement (as defined below).

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower is indebted to certain of the Senior Creditors pursuant to the Loan Documents, the Senior Debentures, the Senior Notes, the Morgan Swap Agreement and the Senior Lease Documents, as applicable; and

         WHEREAS, as collateral security for payment and performance of all General Senior Obligations, the Borrower is willing to grant to the General Collateral Agent for the benefit of the General Secured Parties a security interest in all of its personal property and assets located in the United States pursuant to the terms of this General Security Agreement; and

         WHEREAS, each Subsidiary Grantor has materially benefited, and will materially benefit, from the extensions of credit to the Borrower by each of the Senior Creditors pursuant to the Senior Credit Documents; and

         WHEREAS, the Material Domestic Subsidiaries of the Borrower are executing a Facility Guaranty dated as of the date hereof pursuant to which each Guarantor has guaranteed payment and performance of all of the General Senior Obligations; and

         WHEREAS, as collateral security for payment and performance by each Subsidiary Grantor of its Guarantor's Obligations and for payment and performance by the Borrower of all General Senior Obligations, each Subsidiary Grantor is willing to grant to the General Collateral Agent for the benefit of the General Secured Parties a security interest in all of its personal property and assets located in the United States pursuant to the terms of this General Security Agreement; and

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         WHEREAS, each of the Senior Note Holder, the Senior Lease Creditor,
Morgan, the Priority Collateral Agent, the Designated Collateral Subagent, the General Collateral Agent and the Revolving Credit Agent have entered into the Intercreditor Agreement dated as of the date hereof (the "Intercreditor Agreement") for their mutual benefit, the benefit of those Persons for whom they respectively serve as agent, as applicable, and the benefit of the Bond Trustee and the Debenture Holders, which Intercreditor Agreement provides, among other terms, for the allocation of proceeds derived from any remedial actions undertaken pursuant to the terms of this General Security Agreement; and

         WHEREAS, pursuant to the General Collateral Agency Agreement, the General Collateral Agent is authorized to delegate certain actions it would otherwise undertake and certain responsibilities and obligations thereof pursuant to the terms of this General Security Agreement to any Senior Creditor party to the General Collateral Agency Agreement and the General Collateral Agent, pursuant to the General Collateral Agency Agreement, has so authorized and appointed the Revolving Credit Agent (in such capacity, the "Designated Collateral Subagent") and the Revolving Credit Agent, by its execution and delivery of the General Collateral Agency Agreement, has accepted such authorization and appointment as to those express matters herein for which it is responsible;

         NOW, THEREFORE, in order to induce the Lenders to enter into the Loan Documents, and to induce the other General Secured Parties to make and maintain the extensions of credit evidenced by the Senior Notes, the Senior Debentures, the Morgan Swap Agreement and the Senior Lease Documents and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. Terms used in this General Security Agreement, not otherwise expressly defined herein or in the Intercreditor Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of North Carolina (the "UCC"), shall have such meanings. The parties agree that with respect to terms that describe items or types of Collateral, the parties intend to and do hereby give effect, upon their respective effective dates, to revisions to the UCC effective after the date hereof to the extent, but only to the extent, such revisions either (i) provide meanings of terms not previously defined as items or types of property or (ii) expand the items of or interests in property that are included within a previously defined term, with the effect that each of such terms describing items or types of property shall at all times be interpreted in its broadest sense. The term "Qualifying Control Agreement" shall have the meaning set forth on Schedule 1 hereto.

         2. GRANT OF SECURITY INTEREST. The Borrower hereby grants as collateral security for the payment, performance and satisfaction of all of the General Senior Obligations now or hereafter owing by the Borrower, and the prompt payment and performance when due of its obligations and liabilities hereunder, and each Subsidiary Grantor hereby grants as collateral security for the payment, performance and satisfaction of all of its Guarantor's Obligations incurred with respect to the General Senior Obligations, and for the payment, performance and satisfaction of all General Senior Obligations, and the prompt payment and performance when due of its obligations and liabilities hereunder (such General Senior Obligations, such Guarantor's Obligations, and all obligations and liabilities hereunder of the Borrower and each Subsidiary Grantor are referred to herein collectively as the "Secured Obligations"), to the General Collateral Agent for the benefit of the General Secured Parties a continuing security interest in and to, and collaterally assigns to the General Collateral Agent for the benefit of the General Secured Parties, the following property of such Grantor or in which such Grantor has or may have or may acquire an interest, whether now owned or existing or hereafter created, acquired or arising and wheresoever located (except that, in each case, such grant shall be limited to property of each Grantor located in the United States):

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                  (a) All accounts, and including accounts receivable,
         contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor's rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as "Accounts");

                  (b) All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor's account (collectively referred to hereinafter as "Inventory");

                  (c) All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description (collectively referred to hereinafter as "Equipment");

                  (d) All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments to perform or receive services, to purchase or sell goods, to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, designs, goodwill, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as "General Intangibles");

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                  (e) All of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign trademarks, trade names, trade dress, service marks, trademark and service mark registrations, and applications for trademark or service mark registration and any renewals thereof (including without limitation each trademark, trade name, trade dress, registration and application material to each Grantor's business or otherwise of material value which are identified in Schedule 5-A attached hereto and incorporated herein by reference or hereafter acquired (collectively, the "Material Trademarks")) and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including without limitation damages for past or future infringements thereof), the right to sue or otherwise recover for all past, present and future infringements thereof, all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law) and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark (collectively, and including but not limited to Material Trademarks, referred to as the "Trademarks");

                  (f) All license agreements regarding Trademarks with any other party, whether such Grantor is a licensor or licensee under any such license agreement (including without limitation the licenses material to each Grantor's business or otherwise of material value which are listed on Schedule 5-B attached hereto and incorporated herein by reference or hereafter acquired (collectively the "Material Licenses")), and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter owned by such Grantor and now or hereafter covered by such licenses (collectively, and including but not limited to Material Licenses, referred to as the "Licenses")); and

                  (g) All deposit accounts other than Securitization Deposit Accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor (collectively referred to hereinafter as "Deposit Accounts");

                  (h) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as "Chattel Paper");

                  (i) All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor (collectively referred to hereafter as "Investment Property");

                  (j) All instruments, including all promissory notes (collectively referred to hereinafter as "Instruments");

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                  (k) All documents, including warehouse receipts, bills of
         lading and other documents of title (collectively referred to hereinafter as "Documents");

                  (l) All supporting obligations pertaining to any of the foregoing, including all letter of credit rights (including rights to proceeds of letters of credit), and all guaranties and other Contingent Obligations of any Person (collectively referred to hereinafter as "Supporting Obligations");

                  (m) All books and records relating to any of the foregoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

                  (n) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing;

provided, however, notwithstanding the foregoing provisions of this Section 2, upon the sale, contribution or other transfer by any Grantor prior to the Security Termination Date of an interest in any Receivable (as defined in the Receivables Purchase Agreement) to the Receivables Seller (as defined in the Receivables Purchase Agreement) pursuant to the Transfer Agreement (as defined in the Receivables Purchase Agreement), the security interest granted under this General Security Agreement in items of property constituting such Receivable or Collections (as defined in the Receivables Purchase Agreement) thereon shall automatically and without further action cease and be released and discharged; provided further, however, that such release and discharge shall occur and be effective only with respect to interests in such property and only to the extent expressly provided for in the Securitization Intercreditor Agreement (such items of property in which the security interest hereunder is released by virtue of the foregoing proviso are collectively referred to as the "Excluded Accounts").

         All of the property and interests in property described in subsections
(a) through (n) (other than Excluded Accounts) are herein collectively referred to as the "Collateral". Notwithstanding the foregoing, the grant by each Subsidiary Grantor of a security interest in the Collateral individually to secure any of the General Senior Obligations separate and apart from its Guarantor's Obligation shall be limited to an aggregate amount of Collateral equal to the largest amount of Collateral that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         3. PERFECTION. At the time of execution of this General Security Agreement, each Grantor shall have:

                  (a) furnished the General Collateral Agent or the Designated Collateral Subagent with properly executed financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to each of the General Collateral Agent and the Designated Collateral Subagent in order that upon the filing of the same the General Collateral Agent, for the benefit of the General Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

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                  (b) to the extent expressly required by the terms hereof or of any other General Security Instrument or any Transaction Document, or otherwise as the General Collateral Agent or the Designated Collateral Subagent may request, furnished each of the General Collateral Agent and the Designated Collateral Subagent with properly executed
         Qualifying Control Agreements, registrars' certificates, issuer acknowledgments of the General Collateral Agent's interest in letter of credit rights, and evidence of the electronic identification of the General Collateral Agent's interest for the benefit of the General Secured Parties in electronic chattel paper and of the placement of a restrictive legend on tangible chattel paper, as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such electronic identification or restrictive legending, or (ii) a security interest perfected by control or accompanied by such electronic identification or restrictive legending shall have priority as against a security interest perfected by Persons not having control or not accompanied by such electronic identification or restrictive legending, in each case in form and substance acceptable to each of the General Collateral Agent and the Designated Collateral Subagent and sufficient under applicable law so that the General Collateral Agent, for the benefit of the General Secured Parties, shall have a security interest in all such Collateral perfected by control; and

                  (c) to the extent expressly required by the terms hereof or any Transaction Document, or otherwise as the General Collateral Agent or the Designated Collateral Subagent may request, delivered to the Designated Collateral Subagent, possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Designated Collateral Subagent and sufficient under applicable law so that the Designated Collateral Subagent, for the benefit of the General Secured Parties, shall have a security interest in all such Collateral perfected by possession; subject in each case only to Priority Liens and Permitted Liens; and

                  (d) executed in blank and delivered to the Designated Collateral Subagent an assignment of licenses and federally registered trademarks and licenses (the "Assignment of Trademarks and Licenses") owned by it in the form of Exhibit A hereto. Each Grantor hereby authorizes the Designated Collateral Subagent to complete as Assignee and record with the United States Patent and Trademark Office (the "Patent and Trademark Office") each Assignment of Trademarks and Licenses upon the occurrence of an Event of Default (as defined herein) that is continuing at the time of filing, and the Designated Collateral Subagent agrees not to so file the Assignment of Trademarks and Licenses until an Event of Default has occurred.

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         All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the General Collateral Agent's security interest in Collateral, including such items as are described above in this Section 3 are sometimes referred to herein as "Perfection Documents." The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, and the taking of such other actions as may be necessary or advisable in the determination of the General Collateral Agent or the Designated Collateral Subagent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the General Collateral Agent or the Designated Collateral Subagent for the benefit of the General Secured Parties in the Collateral is sometimes referred to herein as "Perfection Action."

         4.       MAINTENANCE OF SECURITY INTEREST; FURTHER ASSURANCES.

                  (a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Transaction Documents or as the General Collateral Agent or the Designated Collateral Subagent may reasonably request in connection with the administration or enforcement of this General Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this General Security Agreement, to perfect, protect, maintain the priority of or enforce the General Collateral Agent's security interest in the Collateral, subject only to Priority Liens and Permitted Liens, or otherwise to better assure and confirm unto each of the General Collateral Agent and the Designated Collateral Subagent its and their rights, powers and remedies for the benefit of the General Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the General Collateral Agent or the Designated Collateral Subagent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements or other Perfection Documents (including copies thereof) showing such Grantor as "debtor" and the General Collateral Agent in such capacity as "secured party" at such time or times and in all filing offices as the General Collateral Agent or the Designated Collateral Subagent may from time to time determine to be necessary or advisable to perfect or protect the rights of the General Collateral Agent and the General Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated. Without limiting the generality of the foregoing, each Grantor will execute and file (with the appropriate governmental offices, authorities, agencies and regulatory bodies in the United States and any applicable foreign jurisdiction) such supplements to this General Security Agreement and such financing or continuation statements, or amendments thereto, and such other instruments or notices, including executed Assignments of Trademarks and Licenses with the Patent and Trademark Office, as may be necessary or desirable, or as the General Collateral Agent or the Designated Collateral Subagent, on behalf of the General Secured Parties, may reasonably request, in order to perfect and preserve the security interests granted hereby.

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                  (b) With respect to any and all Collateral, each Grantor
         agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the General Collateral Agent for the benefit of the General Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the General Collateral Agent or the Designated Collateral Subagent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the General Collateral Agent for the benefit of the General Secured Parties, subject only to Priority Liens and Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (c) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the General Collateral Agent for the benefit of the General Secured Parties.

                  (d) Each Grantor agrees that, should it have or obtain an ownership interest in any Material Trademark or trademark application that is not now identified on Schedule 5-A or any Material License that is not now identified on Schedule 5-B: (i) the provisions of this Agreement shall automatically apply to such item, and such item shall automatically become part of the Collateral; and (ii) such Grantor shall, within three months after acquiring or becoming aware of such ownership interest, (A) give written notice thereof to the General Collateral Agent, (B) with respect to Material Trademarks, cause such Material Trademarks to be properly registered with the Patent and Trademark Office and (C) with respect to Material Trademarks and Material Licenses, prepare, execute and file in the Patent and Trademark Office or in the equivalent agencies in any foreign jurisdiction, and in each applicable filing or recording office under the applicable Uniform Commercial Code, within the requisite time period, all documents and financing statements that are known by such Grantor to be necessary or that the General Collateral Agent, on behalf of the General Secured Parties, reasonably requests in order to perfect the security interest of the General Collateral Agent, on behalf of the General Secured Parties, therein. Each Grantor authorizes the General Collateral Agent, on behalf of the General Secured Parties, to execute and file such a document in the name of such Grantor if such Grantor fails to do so.

                  (e) No Grantor shall do any act or omit to do any act whereby any Material Trademark may become dedicated or abandoned, except where such dedication or abandonment (i) will not materially adversely affect the business, condition (financial or otherwise), operations, performance, or properties of such Grantor individually or of such Grantor and its Subsidiaries taken as a whole, and (ii) is in the ordinary course of such Grantor's business. Each Grantor agrees to notify the General Collateral Agent promptly and in writing if it learns that any Material Trademark may become abandoned or dedicated or of any adverse determination or any development (including without limitation the institution of any proceeding in the Patent and Trademark Office or in the equivalent agencies in any foreign jurisdiction, or any court) regarding any Material Trademark.

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                  (f) Each Grantor agrees that in the event that any Material
         Trademark is infringed or misappropriated by a third party, such Grantor shall promptly notify the General Collateral Agent and shall take all reasonable steps to terminate the infringement or misappropriation, and take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Trademark. Any expense incurred in connection with such activities shall be borne by such Grantor.

         5. RECEIPT OF PAYMENT. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the General Collateral Agent for the benefit of the General Secured Parties, and as the property of the General Collateral Agent for the benefit of the General Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the General Collateral Agent or the Designated Collateral Subagent such Grantor shall cause such Collateral to be forwarded to the General Collateral Agent for its custody, possession and disposition on behalf of the General Secured Parties in accordance with the terms hereof and of the Intercreditor Agreement.

         6.       PRESERVATION AND PROTECTION OF COLLATERAL.

                  (a) Neither the General Collateral Agent nor the Designated Collateral Subagent shall be under any duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, except to the extent expressly contemplated under Section
         25. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the General Collateral Agent or the Designated Collateral Subagent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

                  (b) Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted. No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the General Collateral Agent for the benefit of the General Secured Parties a Lien on such real property having a priority acceptable to the Required General Secured Parties) or accessions to other personal property.

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                  (c) Each Grantor agrees (i) to pay when due all taxes,
         charges, Liens and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis (as each capitalized term is defined in the Credit Agreement) and evidenced to the satisfaction of the Designated Collateral Subagent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Priority Liens and Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Designated Collateral Subagent at its option may pay or contest any of them or amounts relating thereto (the Designated Collateral Subagent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Designated Collateral Subagent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Designated Collateral Subagent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

         7. STATUS OF GRANTORS AND COLLATERAL GENERALLY. Each Grantor represents and warrants to, and covenants with, the General Collateral Agent for the benefit of the General Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

                  (a) It is (or as to Collateral acquired after the date hereof will be upon the acquisition of the same) and, except as permitted by each of the Transaction Documents and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the General Collateral Agent for the benefit of the General Secured Parties, Priority Liens and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Priority Liens and Permitted Liens) at any time claiming the same or any interest therein adverse to the General Secured Parties. Upon the failure of any Grantor to so defend, the General Collateral Agent or the Designated Collateral Subagent or both of them may do so at its or their option but shall not have any obligation to do so. All sums so disbursed by the General Collateral Agent and the Designated Collateral Subagent or either of them, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the General Collateral Agent or the Designated Collateral Subagent, as the case may be, and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under each of the Transaction Documents, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this General Security Agreement, Priority Liens and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the security interests or rights of the General Collateral Agent for the benefit of the General Secured Parties.

                  (c) It has full power, legal right and lawful authority to enter into this General Security Agreement and to perform its terms, including the grant of the security interests in the Collateral herein provided for and this General Security Agreement constitutes the valid and binding obligations of such Grantor enforceable against such Grantor in accordance with its terms.

                  (d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this General Security Agreement by such Grantor, or (ii) for the perfection of or the exercise by the General Collateral Agent, or exercise by the Designated Collateral Subagent, on behalf of the General Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect the security interest conferred hereunder.

                  (e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Priority Liens and Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the General Collateral Agent for the benefit of the General Secured Parties in connection with the security interests conferred hereunder.

                  (f) Schedule 2 attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organizational Documents as of the date hereof and at any time during the five (5) year period ending as of the date hereof (the "Covered Period"), (ii) the jurisdiction of formation and form of organization of each Grantor, (iii) each address of the chief executive office of each Grantor as of the date hereof and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of the date hereof and at any time during the Covered Period, (v) the address of each location of such Grantor within the United States at which any tangible personal property Collateral with an aggregate book value or fair market value, whichever is greater, of at least $500,000, and any Account Records and Account Documents, are located at the date hereof or have been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and
         (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor within the United States with an aggregate book value or fair market value, whichever is greater, of at least $500,000 is held under any warehouse, consignment, bailment or other arrangement as of the date hereof. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, utilize any additional location within the United States where tangible personal property Collateral with an aggregate book value or fair market value, whichever is greater, of at least $500,000, or where any Account Records and Account Documents, may be located, change or use any additional or different trade name or style, except in each case upon giving written notice to the Designated Collateral Subagent and taking or causing to be taken at such Grantor's expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Designated Collateral Subagent to perfect or protect, or maintain the perfection and priority of, the Lien of the General Collateral Agent for the benefit of the General Secured Parties in Collateral contemplated hereunder within thirty (30) days from such change.

                  (g) No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor, without the prior written consent of the Designated Collateral Subagent in each instance.

                  (h) No Grantor shall cause, suffer or permit any of the tangible personal property Collateral with an aggregate book value or fair market value, whichever is greater, of at least $500,000 (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the delivery of inventory to customers in the ordinary course of business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee within the United States unless such location and Person are set forth on Schedule 2 or the Designated Collateral Subagent shall have received written notice of each such transaction, each of the General Collateral Agent and the Designated Collateral Subagent shall have received a duly executed Qualifying Control Agreement from such bailee, and the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the General Collateral Agent or the Designated Collateral Subagent may deem necessary or advisable to carry out the transactions contemplated by this General Security Agreement within thirty (30) days of such transaction.

                  (i) No tangible personal property Collateral (excluding Account Records and Account Documents) with an aggregate book value or fair market value, whichever is greater, in excess of $500,000, and no Account Records or Account Documents, are or shall be located at any location within the United States that is leased by such Grantor from any other Person, unless (x) such location and lessor is set forth on
         Schedule 2 attached hereto or such Grantor provides written notice thereof to the Designated Collateral Subagent, (y) such lessor acknowledges the Lien in favor of the General Collateral Agent for the benefit of the General Secured Parties conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to each of the General Collateral Agent and the Designated Collateral Subagent and delivered in writing to each of the General Collateral Agent and the Designated Collateral Subagent prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the General Collateral Agent or the Designated Collateral Subagent may deem necessary or advisable to carry out the transactions contemplated by this General Security Agreement, in each case within thirty (30) days of the movement of such Collateral to such new location.

                  (j) It has notified the General Collateral Agent in writing of all uses of any Material Trademark prior to such Grantor's use, of which such Grantor is aware, which would in the reasonable judgment of such Grantor lead to such item becoming invalid or unenforceable, including prior unauthorized uses by third parties and uses that were not supported by the goodwill of the business connected with such item.

                  (k) No claim has been made (and, as to any Material Trademark with respect to which such Grantor is a licensor, to the knowledge of such Grantor, no claim has been made against the third party licensee), and such Grantor has no knowledge of any claim that is likely to be made, that the use by such Grantor of any Material Trademark does or may violate the rights of any Person; and

                  (l) It has no right, title and interest, now owned, in any United States or foreign copyrights and patents (nor applications for copyrights or patents) that are material to its business or otherwise of material value ("Material Patents" and "Material Copyrights"). Each Grantor agrees that, should it have or obtain an ownership interest in any Material Patent, Material Copyright, Material Patent application or Material Copyright application: (i) the provisions of this General Security Agreement shall automatically apply to such item, and such item shall automatically become part of the Collateral and (ii) such Grantor shall, within three months after acquiring or becoming aware of such ownership interest, (A) give written notice thereof to the General Collateral Agent, (B) cause such Material Patent or Material Copyright to be properly registered with the Patent and Trademark Office and (C) prepare, execute and file in the Patent and Trademark Office or in the equivalent agencies in any foreign jurisdiction, and in each applicable filing or recording office under the applicable Uniform Commercial Code, within the requisite time period, all documents and financing statements that are known by such Grantor to be necessary or that the General Collateral Agent, on behalf of the General Secured Parties, reasonably requests in order to perfect the security interest of the General Collateral Agent, on behalf of the General Secured Parties, therein. Each Grantor authorizes the General Collateral Agent, on behalf of the General Secured Parties, to execute and file all such documents and financing statements in the name of such Grantor if such Grantor fails to do so.


         8. INSPECTION. The Designated Collateral Subagent (by any of its officers, employees and agents), on behalf of the General Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor's affairs and finances with any Person (other than Persons obligated on any Accounts ("Account Debtors") except as expressly otherwise permitted in any of the Transaction Documents) and to verify with any Person other than (except as expressly otherwise permitted in any of the Transaction

Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor's affairs and finances with such Grantor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the General Collateral Agent or the Designated Collateral Subagent may at any time and from time to time employ and maintain on such Grantor's premises a custodian selected by the Designated Collateral Subagent who shall have full authority to do all acts necessary to protect the General Collateral Agent's (for the benefit of the General Secured Parties) security interests in the Collateral. All reasonable expenses incurred by the General Collateral Agent or the Designated Collateral Subagent, or both of them, on behalf of the General Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

         9.       SPECIFIC COLLATERAL.

                  (a) ACCOUNTS. With respect to its Accounts (other than Excluded Accounts) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                           (i) Each Grantor shall keep accurate and complete
                  records of its Accounts ("Account Records") and from time to time at intervals designated by the Designated Collateral Subagent such Grantor shall provide the Designated Collateral Subagent with a schedule of Accounts in form and substance acceptable to the Designated Collateral Subagent describing all Accounts created or acquired by such Grantor (a "Schedule of Accounts"); provided, however, that such Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the General Collateral Agent's security interest or other rights in and to any Accounts for the benefit of the General Secured Parties. If requested by the Designated Collateral Subagent, each Grantor shall furnish the Designated Collateral Subagent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as the Designated Collateral Subagent shall request.

                           (ii) All Account Records and Account Documents are
                  and shall at all times be located only at such Grantor's current chief executive office as set forth on Schedule 2 attached hereto, such other locations as are specifically identified on Schedule 2 attached hereto as an "Account Documents location," or as to which the Grantor has complied with Section 7(f) hereof.

                           (iii) The Accounts are genuine, are in all respects
                  what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

                           (iv) The Accounts cover bona fide sales and
                  deliveries of Inventory usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.

                           (v) The amounts of the face value of any Account
                  shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Designated Collateral Subagent, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $2,500,000 in the aggregate, or greater than $1,000,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

                           (vi) Except for conditions generally applicable to
                  such Grantor's industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Designated Collateral Subagent with respect thereto.

                           (vii) The goods or services giving rise thereto are
                  not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those granted to the General Collateral Agent for the benefit of General Secured Parties, Priority Liens and Permitted Liens.

                           (viii) In the event any amounts due and owing in
                  excess of $1,000,000 individually, or $2,500,000 in the aggregate amount, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Designated Collateral Subagent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

                  (b) INVENTORY. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                           (i) Each Grantor shall keep accurate and complete
                  records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Designated Collateral Subagent from time to time at reasonable intervals designated by the Designated Collateral Subagent, a current schedule of Inventory ("Schedule of Inventory") based upon its most recent physical inventory and its daily inventory records. Each Grantor shall conduct a physical inventory or cycle count no less frequently than annually, and shall furnish to the Designated Collateral Subagent such other documents and reports thereof as the Designated Collateral Subagent shall reasonably request with respect to the Inventory.

                           (ii) The aggregate book or market value, whichever is
                  greater, of all Inventory kept at locations listed on Schedule 2 which are not owned by the Grantors does not exceed $2,000,000 in the aggregate or $1,000,000 individually at any location.

                           (iii) The aggregate book or market value, whichever
                  is greater, of all Inventory of the Grantors kept at locations outside the United States shall not exceed $3,000,000.

                            (iv) All Inventory required by Section 7(f) hereof
                  to be disclosed on Schedule 2 hereof is and shall at all times be located only at the locations set forth on Schedule 2 hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof provided, however, the Grantor may remove Inventory in the ordinary course of business in connection with its processing, transformation, sale, lease, license or other permitted disposition.

                           (v) If any Account Debtor returns any Inventory to a
                  Grantor after shipment thereof, and such return generates a credit in excess of $1,000,000 on any individual Account or $2,500,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Designated Collateral Subagent in writing of the same as soon as practicable.

                  (c) EQUIPMENT. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                           (i) The Grantors, as soon as practicable following a
                  request therefor by the Designated Collateral Subagent, shall deliver to the Designated Collateral Subagent any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for certificates of title).

                           (ii) The Grantors shall maintain accurate, itemized
                  records describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Designated Collateral Subagent upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter.

                           (iii) All Equipment, is and shall at all times be
                  located only at such Grantor's locations as set forth on
                  Schedule 2 attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof or locations outside the United States. No Grantor shall, other than as expressly permitted under each of the Transaction Documents, sell, lease, transfer, dispose of or remove any Equipment from such locations or sell, lease, transfer, dispose of or move any Equipment to any location outside of the United States.

                  (d) SUPPORTING OBLIGATIONS. With respect to its Supporting Obligations (other than those solely supporting Excluded Accounts) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                           (i) Each Grantor shall (i) maintain at all times, and
                  furnish to the Designated Collateral Subagent from time to time at the Designated Collateral Subagent's request, a current list identifying in reasonable detail each Supporting Obligation relating to any Collateral from a single obligor in excess of $250,000, and (ii) upon the request of the Designated Collateral Subagent from time to time following the occurrence and during the continuance of any Event of Default, deliver to the Designated Collateral Subagent the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Designated Collateral Subagent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted hereunder or under the terms of the Intercreditor Agreement or by applicable law.

                           (ii) With respect to each letter of credit that
                  constitutes a Supporting Obligation and has an aggregate stated amount available to be drawn in excess of $500,000, each Grantor shall, within thirty (30) days of the issuance of each such letter of credit, cause the issuer thereof to execute and deliver to each of the General Collateral Agent and the Designated Collateral Subagent a Qualifying Control Agreement.

                           (iii) With respect to each transferable letter of
                  credit that constitutes a Supporting Obligation and has an aggregate stated amount available to be drawn in excess of $500,000, each Grantor shall, within thirty (30) days of the issuance of each such letter of credit, deliver to the Designated Collateral Subagent a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form. Each Grantor hereby expressly authorizes the Designated Collateral Subagent following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Grantor in order to effect any such transfer, either to the General Collateral Agent or the Designated Collateral Subagent or to another transferee, as the case may be, in connection with any sale or other disposition of Collateral or for any other purpose permitted hereunder or under the terms of the Intercreditor Agreement or by applicable law.

                  (e) INVESTMENT PROPERTY. With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                           (i) Schedule 3 attached hereto contains a true and
                  complete description of (x) the name and address of each securities intermediary and each commodity intermediary with which such Grantor maintains a securities account or commodity account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor other than interests in Subsidiaries in which such Grantor has granted a Lien to the General Collateral Agent for the benefit of the General Secured Parties pursuant to a Pledge Agreement.

                           (ii) Except with the express prior written consent of
                  the Designated Collateral Subagent in each instance, all Investment Property other than interests in Subsidiaries in which such Grantor has granted a Lien to the Designated Collateral Subagent for the benefit of the General Secured Parties pursuant to a Pledge Agreement shall be maintained at all times in the form of (A) certificated securities, which certificates shall have been delivered to the General Collateral Agent together with duly executed undated stock powers endorsed in blank pertaining thereto, or (B) security entitlements credited to one or more securities accounts as to each of which the Designated Collateral Subagent has received
                  (x) copies of the account agreement between the applicable securities intermediary and the Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of the

                  Grantor) and (y) a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the General Collateral Agent has not received any notice of termination, or (C) commodity contracts credited to one or more commodity accounts as to each of which the Designated Collateral Subagent has received
                  (x) copies of the account agreement between the applicable commodity intermediary and the Grantor and the most recent statement of account pertaining to such commodity account (each certified to be true and correct by an officer of the Grantor) and (y) a Qualifying Control Agreement from the applicable commodity intermediary which remains in full force and effect and as to which the General Collateral Agent has not received any notice of termination. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property to be credited to or maintained in any securities account not listed on Schedule 3 attached hereto except in each case upon giving not less than thirty
                  (30) days' prior written notice to the Designated Collateral Subagent and taking or causing to be taken at such Grantor's expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the General Collateral Agent or the Designated Collateral Subagent to perfect or protect, or maintain the perfection and priority of, the Lien of the General Collateral Agent for the benefit of the General Secured Parties in Collateral contemplated hereunder.

                           (iii) All dividends and other distributions with
                  respect to any of the Investment Property shall be subject to the security interest conferred hereunder.

                           (iv) So long as no Event of Default shall have
                  occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof or of any Qualifying Control Agreement relating thereto.

                           (v) Upon the occurrence and during the continuance of
                  any Event of Default, at the option of the Designated Collateral Subagent or written direction of the Required Enforcement General Secured Parties, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause
                  (iv) immediately above shall cease and the General Collateral Agent or the Designated Collateral Subagent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Designated Collateral Subagent or its nominee or agent for the benefit of the General Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints each of the General Collateral Agent and the Designated Collateral Subagent as its proxy, with full power of substitution, to vote and exercise all other rights as a holder of such Investment Property upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable until the Security Termination Date, and each

                  Grantor hereby agrees to provide such further proxies as the General Collateral Agent or the Designated Collateral Subagent may request; provided, however, that each of the General Collateral Agent and the Designated Collateral Subagent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

                           (vi) Upon the occurrence and during the continuance
                  of any Event of Default, all rights of the Grantors to receive and retain cash dividends and other distributions upon or in respect to Investment Property pursuant to clause (iii) above shall cease and shall thereupon be vested in the General Collateral Agent for the benefit of the General Secured Parties, and each Grantor shall, or shall cause, all such cash dividends and other distributions with respect to the Investment Property to be promptly delivered to the Designated Collateral Subagent (together, if the Designated Collateral Subagent shall request, with any documents related thereto) to be held, released or disposed of by it hereunder or, at the written direction of the Required Enforcement General Secured Parties, to be applied to the Secured Obligations in accordance with the Intercreditor Agreement.

                  (f) DEPOSIT ACCOUNTS. With respect to its Deposit Accounts (other than Securitization Deposit Accounts) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                           (i) Schedule 4 attached hereto contains a true and
                  complete description of (x) the name and address of each depositary institution with which such Grantor maintains a Deposit Account.

                           (ii) Except as otherwise permitted by the Credit
                  Agreement or with the express prior written consent of the Designated Collateral Subagent in each instance, all Deposit Accounts (other than Securitization Deposit Accounts) shall be maintained at all times with the Agent or a Lender or a depository institution as to which each of the General Collateral Agent and the Designated Collateral Subagent shall have received a Qualifying Control Agreement. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit (x) any deposit to be evidenced by a certificate of deposit unless immediately upon receipt thereof such certificate shall have been delivered to the General Collateral Agent, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account not listed on Schedule 4 attached hereto to be opened or maintained except in each case upon giving not less than thirty (30) days' prior written notice to the Designated Collateral Subagent and taking or causing to be taken at such Grantor's expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Designated Collateral Subagent to perfect or protect, or maintain the perfection and priority of, the Lien of the General Collateral Agent for the benefit of the General Secured Parties in such Collateral as contemplated hereunder.

                  (g) CHATTEL PAPER. With respect to its Chattel Paper (other than Chattel Paper constituting Excluded Accounts) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                           (i) Each Grantor shall at all times retain sole
                  physical possession of the originals of all Chattel Paper (other than electronic Chattel Paper); provided, however, that
                  (x) upon the request of the Designated Collateral Subagent from time to time, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Designated Collateral Subagent or its designee, and (y) in the event that there shall be created more than one original counterpart of any document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with "1" and such Grantor shall retain the counterpart numbered "1".

                           (ii) All counterparts of all Chattel Paper shall
                  immediately upon the creation or acquisition thereof by any Grantor be conspicuously legended as follows: "A SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO WILMINGTON TRUST COMPANY AS GENERAL COLLATERAL AGENT FOR CERTAIN GENERAL SECURED PARTIES PURSUANT TO A GENERAL SECURITY AGREEMENT DATED AS OF JANUARY 28, 2000 AS AMENDED FROM TIME TO TIME. NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE CONSENT OF BANK OF AMERICA, N.A., AS PROVIDED IN SUCH GENERAL SECURITY AGREEMENT"; provided, however, in the case of electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), each Grantor may utilize other means acceptable to the Designated Collateral Subagent and sufficient under applicable law to constitute perfection by control in order to identify the interest of the General Collateral Agent for the benefit of the General Secured Parties.

                           (iii) Other than in the ordinary course of business
                  and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.

                  (h) INSTRUMENTS. With respect to its Instruments (other than those evidencing solely Excluded Accounts) whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the General Collateral Agent for the benefit of the General Secured Parties that:

                           (i) Each Grantor shall (i) maintain at all times, and
                  furnish to the Designated Collateral Subagent from time to time at the Designated Collateral Subagent's request, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $250,000, and (ii) upon the request of the Designated Collateral Subagent from time to time deliver to the Designated Collateral Subagent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the General Collateral Agent or the Designated Collateral Subagent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

                           (ii) Other than in the ordinary course of business
                  and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument, in any case in such a manner as could reasonably be expected to materially adversely affect the value of the affected Instrument as Collateral.

                  (i) MATERIAL TRADEMARKS. Each Grantor represents and warrants as follows:

                           (i) It is the sole, legal and beneficial owner of the
                  entire right, title and interest in and to the Material Trademarks purported to be granted by it hereunder, free and clear of any Lien, security interest, option, charge, pledge, registered user agreement, assignment (whether conditional or not), or covenant, or any other encumbrance, except for the security interests created or permitted by this Agreement or by each of the Transaction Documents and certain Material Licenses and registered user agreements described on Schedule 5-B. No financing statement or other instrument similar in effect covering all or any part of the Material Trademarks purported to be granted by such Grantor hereunder is on file in any recording office, including, without limitation, the Patent and Trademark Office and the equivalent offices in any foreign jurisdiction, except such as may have been filed in favor of the General Collateral Agent, for the benefit of the General Secured Parties.

                           (ii) Set forth on Schedule 5-A is a list of all of
                  the Material Trademarks owned by such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's manufacturing operations or used in the selling or marketing of such Grantor's products.

                           (iii) Each Material Trademark of such Grantor
                  identified on Schedule 5-A is validly subsisting and has not been abandoned or adjudged invalid, unregistrable or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid, registrable and enforceable.

         10.      CASUALTY AND LIABILITY INSURANCE REQUIRED.

                  (a) Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations (or on a self-insured basis customary for companies similarly situated and in accordance with prudent business practice) including, without limitation:

                           (i) property casualty insurance on the Inventory and
                  the Equipment in an amount not less than the replacement cost, or actual cash value for vacated properties or properties formerly used for manufacturing and currently used for warehousing or other non-manufacturing purposes, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

                           (ii) comprehensive general liability insurance
                  against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the General Secured Parties), with the General Collateral Agent, the Designated Collateral Subagent and each of the General Secured Parties named as additional insureds thereunder, in amounts as shall be reasonably satisfactory to Designated Collateral Subagent;

                           (iii) liability insurance with respect to the
                  operation of its facilities under the workers' compensation laws of the states in which such Collateral is located, in amounts as shall be reasonably satisfactory to Designated Collateral Subagent; and

                           (iv) business interruption insurance in amounts as
                  shall be reasonably satisfactory to Designated Collateral Subagent.

                  (b) Each insurance policy obtained in satisfaction of the requirements of Section 10(a):
             -------------

                           (i) may be provided by blanket policies now or
                  hereafter maintained by each or any Grantor or by the Borrower;

                           (ii) shall be issued by such insurer (or insurers) as
                  shall be financially responsible, of recognized standing and reasonably acceptable to the Designated Collateral Subagent;

                           (iii) shall be in such form and have such provisions
                  (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Designated Collateral Subagent;

                            (iv) shall prohibit cancellation or substantial
                  modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Designated Collateral Subagent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days' prior written notice to the Designated Collateral Subagent;

                           (v) without limiting the generality of the foregoing,
                  all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Designated Collateral Subagent, for the benefit of the General Secured Parties, as loss payee thereunder in respect of any claim for payment.

                  (c) Prior to expiration of any such policy, such Grantor shall furnish the Designated Collateral Subagent with evidence satisfactory to the Designated Collateral Subagent that the policy or certificate has been renewed or replaced or is no longer required by this General Security Agreement.

                  (d) Each Grantor hereby makes, constitutes and appoints the Designated Collateral Subagent (and all officers, employees or agents designated by the Designated Collateral Subagent), for the benefit of the General Secured Parties, as such Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

                  (e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Designated Collateral Subagent may (but shall be under no obligation to), without releasing any Secured Obligation or waiving any Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by the Designated Collateral Subagent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Designated Collateral Subagent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (f) Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty which would have been insured against but for such

         Grantor's failure to so comply, pay promptly to the Designated Collateral Subagent, for the benefit of the General Secured Parties, to be held in a separate account for application in accordance with the provisions of Sections 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the General Collateral Agent, for the benefit of the General Secured Parties, under the provisions of Section 10(h) had such insurance been carried to the extent required; provided that this Section 10(f) shall not be construed to require any payment in the event of deductibles, self-insurance permitted hereunder, denial of coverage or other circumstances in which insurance proceeds are unavailable despite compliance with Section 10(h).

                  (g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

                  (h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows: after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a reasonable period after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged or, (y) deliver such Net Proceeds to the General Collateral Agent, for the benefit of the General Secured Parties, as additional Collateral to be held and disposed of in accordance with the Intercreditor Agreement, subject to the provisions of this General Security Agreement. If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage. At all times during which an Event of Default shall have occurred and be continuing, the Designated Collateral Subagent shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Designated Collateral Subagent may reasonably request to accomplish such payment. Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such proceeds to such General Collateral Agent for the benefit of the General Secured Parties as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the General Secured Parties and keep the same segregated from its other funds.

                  (i) "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

                  (j) In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to each of the General Collateral Agent and the Designated Collateral Subagent. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any General Secured Party as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

                  (k) The provisions contained in this General Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any General Security Instrument.

         11. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT. Upon and after the occurrence of an Event of Default, the General Collateral Agent and the Designated Collateral Subagent and each of them shall have the following rights and remedies on behalf of the General Secured Parties in addition to any rights and remedies set forth elsewhere in this General Security Agreement or the other General Security Instruments or the Intercreditor Agreement, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

                  (a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this General Security Agreement or any other General Security Instruments or the Intercreditor Agreement or the General Collateral Agency Agreement;

                  (b) The right to foreclose the Liens and security interests created under this General Security Agreement by any available judicial procedure or without judicial process;

                  (c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the General Collateral Agent's or the Designated Collateral Subagent's claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the General Collateral Agent, the Designated Collateral Subagent or any agent of either thereof, for such time as the General Collateral Agent or the Designated Collateral Subagent may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the General Collateral Agent at a place to be designated by the General Collateral Agent or the Designated Collateral Subagent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

                  (d) The right to (i) exercise all of a Grantor's rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, "Payment Collateral"), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise;
         (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor's name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor's mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor's post office boxes or make other arrangements as the General Collateral Agent, on behalf of the General Secured Parties, deems necessary to receive such Grantor's mail, including notifying the post office authorities to change the address for delivery of such Grantor's mail to such address as the Designated Collateral Subagent, on behalf of the General Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been collaterally assigned to the General Collateral Agent for the benefit of the General Secured Parties and that the General Collateral Agent has a security interest therein for the benefit of the General Secured Parties (provided that the General Collateral Agent or the Designated Collateral Subagent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Designated Collateral Subagent 's sole discretion, may (but need not) be sent on such Grantor's stationery, in which event such Grantor shall co-sign such notice with the General Collateral Agent or the Designated Collateral Subagent; and (xi) do all acts and things and execute all documents necessary, in General Collateral Agent's or the Designated Collateral Subagent's sole discretion, to collect the Payment Collateral; and

                  (e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the General Collateral Agent or the Designated Collateral Subagent, in its sole discretion, may deem advisable. The General Collateral Agent and the Designated Collateral Subagent shall have the right to conduct such sales on a Grantor's premises or elsewhere and shall have the right to use a Grantor's premises without charge for such sales for such time or times as the General Collateral Agent or the Designated Collateral Subagent may see fit. The General Collateral Agent or the Designated Collateral Subagent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that neither the General Collateral Agent nor the Designated Collateral Subagent has any obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. Each of the General Collateral Agent and the Designated Collateral Subagent for the benefit of the General Secured Parties is hereby granted a license or other right to use, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and a Grantor's rights under any license and any franchise agreement shall inure to the General Collateral Agent and the Designated Collateral Subagent for the benefit of the General Secured Parties. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, either or both of the General Collateral Agent and the Designated Collateral Subagent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the General Collateral Agent or the Designated Collateral Subagent shall deem appropriate, but either or both of the General Collateral Agent and the Designated Collateral Subagent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the General Collateral Agent or the Designated Collateral Subagent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein seven (7) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The General Collateral Agent or the Designated Collateral Subagent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. Each Grantor recognizes that neither the General Collateral Agent nor the Designated Collateral Subagent may be able to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities ("Affected Collateral"), and that as a consequence of such prohibitions and restrictions either or both of the General Collateral Agent or the Designated Collateral Subagent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that neither the General Collateral Agent nor the Designated Collateral Subagent has any obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Affected Collateral may be sold for an amount less than a pro rata share of the fair market value of the assets of the issuer of such Affected Collateral minus its liabilities.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then applied to the satisfaction of all Secured Obligations in accordance with the terms of the Intercreditor Agreement. Each Grantor shall be liable to the General Collateral Agent, for the benefit of the General Secured Parties, and shall pay to the General Collateral Agent, for the ratable benefit of the General Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

         12. ATTORNEY-IN-FACT. Each Grantor hereby appoints each of the General Collateral Agent and the Designated Collateral Subagent as the Grantor's attorney-in-fact for the purposes of carrying out the provisions of this General Security Agreement and taking any action and executing any instrument which the General Collateral Agent or the Designated Collateral Subagent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that each of the General Collateral Agent and the Designated Collateral Subagent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing or any other rights and powers granted to the General Collateral Agent and the Designated Collateral Subagent herein, upon the occurrence and during the continuance of an Event of Default, each of the General Collateral Agent and the Designated Collateral Subagent shall have the right and power

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

                  (c) to endorse such Grantor's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the possession or the control of the General Collateral Agent or the Designated Collateral Subagent, respectively, and deposit the same to the account of the General Collateral Agent, for the benefit of the General Secured Parties, on account and for payment of the Secured Obligations;

                  (d) to file any claims or take any action or institute any proceedings that the General Collateral Agent or the Designated Collateral Subagent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the General Collateral Agent or the Designated Collateral Subagent, for the benefit of the General Secured Parties, with respect to any of the Collateral; and

                  (e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

         13. REINSTATEMENT. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any General Secured Party, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Credit Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive final repayment in full of all of the Secured Obligations and the termination or expiration of this General Security Agreement in any manner, including but not limited to termination upon occurrence of the Security Termination Date.

         14. CERTAIN WAIVERS BY THE GRANTORS. Each Grantor waives to the extent permitted by applicable law (a) any right to require any General Secured Party, the General Collateral Agent or the Designated Collateral Subagent or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Credit Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity; (c) any right of subrogation; (d) any right to enforce any remedy which any General Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the General Collateral Agent or the Designated Collateral Subagent for the benefit of the General Secured Parties. Each Grantor authorizes each General Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as it may determine in its discretion or as directed in writing by the Required Enforcement General Secured Parties.

         Each Subsidiary which is a Grantor further agrees with respect to this General Security Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, unless and until 93 days immediately following the Security Termination Date shall have elapsed without the filing or commencement, by or against any Credit Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Credit Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Subsidiary which is a Grantor against the estate of any other Credit Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Credit Party. The agreements in this paragraph shall survive repayment of all of the General Senior Obligations, the termination or expiration of this General Security Agreement in any manner, including but not limited to termination in accordance with Section 24, and occurrence of the Security Termination Date.

         Each of the General Collateral Agent and the Designated Collateral Subagent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the General Collateral Agent or the Designated Collateral Subagent, as the case may be, shall thereafter be discharged from any liability or responsibility therefor.

         15. CONTINUED POWERS. Until the Security Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to each of the General Collateral Agent and the Designated Collateral Subagent for the benefit of the General Secured Parties hereunder shall continue to exist and may be exercised by either or both of the General Collateral Agent and the Designated Collateral Subagent at any time and from time to time irrespective of the fact that any of the General Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

         16. OTHER RIGHTS. The rights, powers and remedies given to each of the General Collateral Agent and the Designated Collateral Subagent for the benefit of the General Secured Parties by this General Security Agreement shall be in addition to all rights, powers and remedies given to the General Collateral Agent or the Designated Collateral Subagent or any General Secured Party under any other General Security Instrument or any Transaction Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by either or both of the General Collateral Agent or the Designated Collateral Subagent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the General Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the applicable General Security Instrument or Transaction Document.

         17. ANTI-MARSHALING PROVISIONS. The right is hereby given by each Grantor to the General Collateral Agent, for the benefit of the General Secured Parties, to make releases

(whether in whole or in part) of all or any part of the Collateral agreeable to both the General Collateral Agent and the Designated Collateral Subagent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the General Collateral Agent, for the benefit of the General Secured Parties, either or both of the General Collateral Agent and the Designated Collateral Subagent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this General Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other General Security Instrument or Transaction Document.

         18. ENTIRE AGREEMENT. This General Security Agreement, together with the Transaction Documents, the Security Documents, the General Collateral Agency Agreement, the Priority Collateral Agency Agreement, the Facility Guaranty and the Intercreditor Agreement, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this General Security Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner without the prior written consent of the Required General Secured Parties.

         19. THIRD PARTY RELIANCE. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the General Collateral Agent, either by itself or through the Designated Collateral Subagent, on behalf of the General Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

         20. BINDING AGREEMENT; ASSIGNMENT. This General Security Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this General Security Agreement or any interest herein or, except as expressly permitted herein or in each Transaction Document, in the Collateral or any part thereof, or, except as expressly permitted herein or in each Transaction Document, pledge, encumber or grant any option with respect to the Collateral or any part thereof. All references herein to the General Collateral Agent, the Designated Collateral Subagent and to the General Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

         21. SWAP AGREEMENTS. All obligations of each Grantor under or in respect of Swap Agreements (as defined in the Credit Agreement) (which are not prohibited under the terms of any of the Transaction Documents) to which any Lender or any affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a General Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

         22. SEVERABILITY. The provisions of this General Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this General Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         23. COUNTERPARTS. This General Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this General Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.

         24. TERMINATION. Subject to the provisions of Section 13, this General Security Agreement and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Security Termination Date. Upon such termination of this General Security Agreement, the General Collateral Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

         25. INDEMNIFICATION. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Transaction Document, the Grantors agree jointly and severally to indemnify and hold harmless the General Collateral Agent, the Designated Collateral Subagent, and each General Secured Party and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) this General Security Agreement, the Transaction Documents or General Security Instruments, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Revolving Loans or other extensions of credit under the Transaction Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 25 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Grantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Transaction Documents or General Security Instruments, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Grantor agrees not to assert any claim against any Indemnified Party, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to this General Security Agreement, any of the Transaction Documents or General Security Instruments, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Revolving Loans or other extensions of credit under the Transaction Documents. The agreements in this Section 25 shall survive repayment of all of the Secured Obligations and the termination or expiration of this General Security Agreement in any manner, including but not limited to termination upon occurrence of the Security Termination Date.

         26. NOTICES. Any notice required or permitted hereunder shall be given
(a) with respect to the Borrower, at the address for the giving of notice then in effect under the Credit Agreement, (b) with respect to any Grantor, at the address then in effect for the giving of notices to such Grantor under the Facility Guaranty to which it is a party, (c) with respect to the General Collateral Agent, to: Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration, Main Phone:
(302) 651-1000, Main Fax: (302) 651-8882, and (d) with respect to the Designated Collateral Subagent, at the Revolving Credit Agent's address indicated in
Section 13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section
13.2 of the Credit Agreement.

         27. RULES OF INTERPRETATION. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this General Security Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

         28.      GOVERNING LAW; WAIVERS.

                  (A) THIS GENERAL SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE; PROVIDED THAT (I) WITH RESPECT TO THOSE INSTANCES IN WHICH THE

         APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-103 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, (II) EACH CONTROL AGREEMENT (INCLUDING EACH QUALIFYING CONTROL AGREEMENT) APPLICABLE TO ANY SECURITIES ACCOUNT OR COMMODITIES ACCOUNT OR DEPOSIT ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED IN SUCH CONTROL AGREEMENT, OR OTHERWISE BY THE LAWS OF THE JURISDICTION THAT GOVERN THE SECURITIES ACCOUNT OR DEPOSIT ACCOUNT OR COMMODITIES ACCOUNT TO WHICH SUCH CONTROL AGREEMENT RELATES, AND (III) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

                  (B) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GENERAL SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS GENERAL SECURITY AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 26 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY GENERAL SECURED PARTY, THE GENERAL COLLATERAL AGENT OR THE DESIGNATED COLLATERAL SUBAGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF

         OR RELATING TO THIS GENERAL SECURITY AGREEMENT IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GENERAL SECURITY AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (F) EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have duly executed this General Security Agreement on the day and year first written above.


                                       GRANTORS:

                                       CONE MILLS CORPORATION


                                       By: __________________________________
                                       Name:  Gary L. Smith
                                       Title:    Executive Vice President and
                                                 Chief Financial Officer



                                       CONE GLOBAL FINANCE CORP.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                                     CIPCO S.C., INC.


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                                                     CONE FOREIGN TRADING, LLC


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________




                           GENERAL SECURITY AGREEMENT
                              SIGNATURE PAGE 1 of 2

                                       AGENTS:


                                       WILMINGTON TRUST COMPANY, as General
                                       Collateral Agent for the General Secured
                                       Parties

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



                           GENERAL SECURITY AGREEMENT
                              SIGNATURE PAGE 2 of 2

                                   SCHEDULE 1


         For purposes of this General Security Agreement, a "Qualifying Control Agreement" shall mean each of the following, as applicable to the respective items or types of property in which the Grantor now has or may hereafter acquire an interest:

(a) With respect to Investment Property credited to any securities account, an agreement executed by the applicable securities intermediary substantially in the form of Schedule 1-A hereto or in such other form as may be consented to by the Designated Collateral Subagent in its discretion;

(b) With respect to Investment Property credited to any commodity account, an agreement executed by the applicable commodity intermediary substantially in the form of Schedule 1-B hereto or in such other form as may be consented to by the Designated Collateral Subagent in its discretion;

         (c) With respect to deposit accounts or tangible personal property Collateral in the possession, custody or control of any warehouseman or other bailee, an acknowledgment and agreement executed by the depositary institution or bailee (each, a "Custodian"), as the case may be, in form and substance acceptable to the Designated Collateral Subagent and in which the Custodian (i) acknowledges the Lien created hereunder (and, in the case of any Custodian of tangible personal property, that such Custodian holds such Collateral for the General Collateral Agent for the benefit of the General Secured Parties), (ii) agrees to discontinue accepting requests or demands from or on behalf of the applicable Grantor for access to or possession of any Collateral of which it is Custodian upon receipt of notice from the Designated Collateral Subagent that an Event of Default has occurred and is continuing under any of the Transaction Documents or the General Security Instruments (a "Default Notice"), until such time as the Designated Collateral Subagent may furnish it with a subsequent notice that such Event of Default has been cured or waived, (iii) agrees to make the Collateral of which it is Custodian available to the Designated Collateral Subagent at the request of the Designated Collateral Subagent, without requiring further consent from the Grantor, following receipt of any Default Notice from the Designated Collateral Subagent, (iv) agrees that it will not consent to or acknowledge any Lien on Collateral of which it is Custodian in favor of any other Person and, as to Deposit Accounts only, agrees that it will not permit any withdrawals from such deposit accounts, until it receives notice from the Designated Collateral Subagent that all Liens on such Collateral in favor of the General Secured Parties have been released or terminated, (v) agrees to waive or subordinate to the Lien conferred hereunder, on terms acceptable to the Designated Collateral Subagent, any lien, claim, or right of setoff or recoupment (whether statutory or consensual) in favor of the Custodian on any of the Collateral; provided, however, deposit account Custodians may retain a prior Lien solely for the payment of routine deposit account maintenance and activity charges, and (vi) in the case of any warehouseman or other bailee of tangible personal property collateral, agrees to deliver (and accompanies such agreement with any then existing) warehouse receipts or other Documents pertaining to such Collateral;

                                     S-1-1

         (d) With respect to letter of credit rights (including those constituting Supporting Obligations), an acknowledgment and agreement of the issuer (the "Issuer") of the related letter of credit in form and substance acceptable to the Designated Collateral Subagent and in which the Issuer (i) acknowledges the Lien in favor of the General Collateral Agent conferred hereunder in proceeds of drawings under the related letter of credit, (ii) agrees that it will not acknowledge any Lien in favor of any other Person on letter of credit rights until it receives notice from the General Collateral Agent or the Designated Collateral Subagent that all Liens on such Collateral in favor of the General Secured Parties have been released or terminated, and (iii) to the extent not inconsistent with the express terms of the related letter of credit, agrees that upon receipt of a Default Notice, it will make all payments of drawings honored by it under the related letter of credit to the General Collateral Agent, notwithstanding any contrary instruction received from the Grantor; and

         (e) With respect to any Investment Property (x) that is not (i) a certificated security or (ii) a security entitlement or commodity contract maintained in a securities account or commodity account and
         (y) as to which a registrar (the "Registrar") has been or is at any time appointed to maintain records for the registry of the ownership or transfer of ownership of such Investment Property, an acknowledgment and agreement of the Registrar in form and substance acceptable to the Designated Collateral Subagent and in which the Registrar (i) acknowledges that the Grantor is at the date of such acknowledgment the sole record and, to its knowledge, beneficial owner of the Investment Property, (ii) acknowledges the Lien in favor of the General Collateral Agent for the benefit of the General Secured Parties conferred hereunder and that such Lien will be reflected on the registry for such Investment Property, (iii) agrees that it will not register any transfer of such Investment Property nor register, consent to or acknowledge any Lien in favor of any other Person on such Investment Property, without the prior written consent of the Designated Collateral Subagent in each instance, until it receives notice from the General Collateral Agent or the Designated Collateral Subagent that all Liens on such Collateral in favor of the General Secured Parties have been released or terminated, and (iv) agrees that upon receipt of a Default Notice and that the Investment Property identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Investment Property on the appropriate registry without requiring further consent from the Grantor and shall thereafter treat such transferee as the sole record and beneficial owner of such Investment Property pending further transfer, notwithstanding any contrary instruction received from the Grantor.

                                     S-1-2

                                  SCHEDULE 1-A


                            ACCOUNT CONTROL AGREEMENT



_________________________, as General Collateral Agent (in such capacity, the "General Collateral Agent") for the benefit of each of the General Secured Parties (the "General Secured Parties") under that certain General Security Agreement dated as of January 28, 2000 (as amended, revised, modified, supplemented, amended and restated, or replaced from time to time, the "General Security Agreement") among the General Collateral Agent, Bank of America, N.A., as the Designated Collateral Subagent (as defined therein), and Cone Mills Corporation ("Debtor"), the undersigned Broker-Dealer ("Broker"), and Debtor hereby agree as follows:


                                    PREAMBLE:


1. Broker has established a securities account number __________ in the name of Debtor (the "Account").

2. Debtor has granted the General Collateral Agent a security interest in the Account for the benefit of the General Secured Parties pursuant to the General Security Agreement.

3. General Collateral Agent, Debtor and Broker are entering into this Agreement to provide for the control of the Account and to perfect the security interest of General Collateral Agent in the Account.

4. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the General Security Agreement.

                                     TERMS:

SECTION 1. THE ACCOUNT. Broker hereby represents and warrants to General Collateral Agent and Debtor that (a) the Account has been established in the name of Debtor as recited above, (b) Exhibit A hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, (c) Exhibit A does not reflect any financial assets which are registered in the name of Debtor, payable to its order, or specially endorsed to it, which have not been endorsed to Broker or in blank, (d) the security entitlements arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Broker, and (e) except for the claims and interest of General Collateral Agent and Debtor in the Account (subject to any claim in favor of Broker permitted under Section 2), Broker does not know any of claim to or interest in Account. Broker will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of the State of North Carolina (the "State").

                                     S-1-3

SECTION 2. PRIORITY OF LIEN. Broker hereby acknowledges the security interest granted to General Collateral Agent for the benefit of the General Secured Parties by Debtor. Broker hereby subordinates, to General Collateral Agent's security interest in the Account and to the payment and performance of all obligations and liabilities of Debtor to any of the General Secured Parties secured by the Account, all liens, encumbrances, claims and rights of setoff or recoupment it may have against the Account or any property in the Account and agrees that, except for payment of its customary fees and commissions pursuant to its agreement with Debtor pertaining to the Account (the "Customer Agreement") and for payment of the purchase price of property purchased for the Account in compliance with this Agreement, it will not assert any such lien, encumbrance, claim or right against the Account or any property in the Account. In the event that, notwithstanding the foregoing subordination, Broker shall receive any cash or other property in respect of any subordinated claim, lien, or right, Broker shall hold such cash or other property in trust for General Collateral Agent and, pending delivery thereof to General Collateral Agent, maintain such cash or other property in a segregated account. Broker will not agree with any third party that Broker will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Designated Collateral Subagent and Debtor.

SECTION 3. CONTROL. From and after the receipt of Notice of Exclusive Control from the Agent, Broker will comply with entitlement orders originated by General Collateral Agent or the Designated Collateral Subagent concerning the Account without further consent by Debtor. Except as otherwise provided in Section 2 above and 4 below, Broker will make trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, and comply with entitlement orders concerning the Account from Debtor, or its authorized representatives, until such time as General Collateral Agent delivers a written notice to Broker that General Collateral Agent is thereby exercising exclusive control over the Account. Such notice may be referred to herein as the "Notice of Exclusive Control" and will only be delivered following an Event of Default

After Broker receives the Notice of Exclusive Control, it will immediately cease complying with entitlement orders or other directions concerning the Account originated by Debtor or its representatives.

SECTION 4. NO WITHDRAWALS. Notwithstanding the provisions of Section 3 above, from and after receipt of a Notice of Exclusive Control, Broker shall neither accept nor comply with any entitlement order from Debtor withdrawing any financial assets from the Account nor deliver any such financial assets (or dividends or income received in respect of such property) to Debtor nor pay any free credit balance or other amount owing from Broker to Debtor with respect to the Account without the specific prior written consent of Designated Collateral Subagent.

SECTION 5. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS. From and after receipt of written notice of an Event of Default, Broker will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of Debtor, General Collateral Agent and the Designated Collateral Subagent at the address set forth on the signature page of this Agreement. If any person asserts any lien, encumbrance or claim in or against the

                                     S-1-4

Account or in any financial asset carried therein adverse to Debtor or General Collateral Agent, Broker will promptly notify General Collateral Agent, the Designated Collateral Subagent and Debtor thereof.

SECTION 6. RESPONSIBILITY OF BROKER. Broker shall have no responsibility or liability to General Collateral Agent for making trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, or complying with entitlement orders concerning the Account from Debtor, or his authorized representatives, which are received by Broker before Broker receives a Notice of Exclusive Control. Broker shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by General Collateral Agent or the Designated Collateral Subagent. Broker shall have no duty to investigate or make any determination as to whether a default exists or any agreement between Debtor and any General Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty of Broker other than those expressly set forth herein.

SECTION 7. TAX REPORTING. All items of income, gain, expense, and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name of taxpayer identification number of Debtor.

SECTION 8. CUSTOMER AGREEMENT. In the event of a conflict between this Agreement and any other agreement between the Broker and the Debtor, the terms of this Agreement will prevail. Regardless of any provision in such agreement, the State shall be deemed to be Broker's location for the purposes of this Agreement and the perfection and priority of General Collateral Agent's security interest in the Account.

SECTION 9. TERMINATION. The rights and powers granted herein to General Collateral Agent have been granted in order to perfect its security interest for the benefit of the General Secured Parties in the Account, are powers coupled with an interest and will neither be affected by the death, dissolution or insolvency of Debtor nor by the lapse of time. The obligations and agreements of Broker under Section 2, 3, 4 and 5 above shall continue in effect until the security interest of General Collateral Agent in the Account has been terminated. Upon receipt of such notice the obligations of Broker under Section 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, neither the General Collateral Agent nor the Designated Collateral Subagent shall have no further right to originate entitlement orders concerning the Account and Broker may take such steps as Debtor may request to vest full ownership and control of Account in Debtor including, but not limited to, transferring all of the financial assets and credit balances in the Account to another securities account in the name of Debtor or its designee.

SECTION 10. THIS AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

                                     S-1-5

SECTION 11. AMENDMENTS. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

SECTION 13. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives, and the assignees of any General Secured Party.

SECTION 14. RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive, but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

SECTION 15. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth immediately following the signature of its authorized representative set forth below. Any party may change his address for notices in the manner set forth above.

SECTION 16. FINANCIAL ASSETS. All property credited to the Account will be treated as financial assets under Article 8 of the Uniform Commercial Code of the State.

SECTION 17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

SECTION 18. CHOICE OF LAW. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State.

                                     S-1-6

                                    SIGNATURES:


                                    WILMINGTON TRUST COMPANY,
                                    as General Collateral Agent

                                    By: ______________________________________
                                    Name:____________________________________
                                    Title:_____________________________________

                                    Address for Notices:
                                    1100 North Market Street
                                    Wilmington, Delaware 19890
                                    Attention:  Corporate Trust Administration
                                    Main Telephone:  (302) 651-1000
                                    Main Telefacsimile:  (302) 651-8882


                                    DEBTOR

                                    CONE MILLS CORPORATION

                                    By:______________________________________
                                    Name:  Gary L. Smith
                                    Title:    Executive Vice President and
                                              Chief Financial Officer

                                    Address for Notices:
                                    3101 North Elm Street
                                    Greensboro, NC 27415-6540
                                    Phone:  (336) 379-6220
                                    Fax: (336) 379-6043



                            ACCOUNT CONTROL AGREEMENT
                    (General Security Agreement - Securities)
                              Signature Page 1 of 2

                                   [BROKER NAME]

                                   By:______________________________________
                                   Name:____________________________________
                                   Title:_____________________________________

                                   Address for Notices:
                                   __________________________________________
                                   __________________________________________
                                   __________________________________________
                                   __________________________________________
                                   Fax:(   )_____________________________ ___









                            ACCOUNT CONTROL AGREEMENT
                    (General Security Agreement - Securities)
                              Signature Page 2 of 2

                                  SCHEDULE 1-B


                            ACCOUNT CONTROL AGREEMENT



_________________________, as General Collateral Agent (in such capacity, the "General Collateral Agent") for the benefit of each of the General Secured Parties (the "General Secured Parties") under that certain General Security Agreement dated as of January 28, 2000 (as amended, revised, modified, supplemented, amended and restated, or replaced from time to time, the "General Security Agreement") among the General Collateral Agent, Bank of America, N.A., as the Designated Collateral Subagent (as defined therein), and Cone Mills Corporation ("Debtor"), the undersigned Commodity Intermediary ("Intermediary"), and Debtor hereby agree as follows:


                                    PREAMBLE:


1. Intermediary has established a commodity account number __________ in the name of Debtor (the "Account").

2. Debtor has granted the General Collateral Agent a security interest in the Account for the benefit of the General Secured Parties pursuant to the General Security Agreement.

3. General Collateral Agent, Debtor and Intermediary are entering into this Agreement to provide for the control of the Account and to perfect the security interest of General Collateral Agent in the Account.

4. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the General Security Agreement.

                                     TERMS:

SECTION 1. THE ACCOUNT. Intermediary hereby represents and warrants to General Collateral Agent and Debtor that (a) the Account has been established in the name of Debtor as recited above, (b) Exhibit A hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, (c) Exhibit A does not reflect any financial assets which are registered in the name of Debtor, payable to its order, or specially endorsed to it, which have not been endorsed to Intermediary or in blank, (d) the commodity contracts arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Intermediary, and (e) except for the claims and interest of General Collateral Agent and Debtor in the Account (subject to any claim in favor of Intermediary permitted under Section 2), Intermediary does not know any of claim to or interest in Account. Intermediary will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of the State of North Carolina (the "State").

SECTION 2. PRIORITY OF LIEN. Intermediary hereby acknowledges the security interest granted to General Collateral Agent for the benefit of the General Secured Parties by Debtor. Intermediary hereby subordinates, to General Collateral Agent's security interest in the Account and to the payment and performance of all obligations and liabilities of Debtor to any of the General Secured Parties secured by the Account, all liens, encumbrances, claims and rights of setoff or recoupment it may have against the Account or any property in the Account and agrees that, except for payment of its customary fees and commissions pursuant to its agreement with Debtor pertaining to the Account (the "Customer Agreement") and for payment of the purchase price of property purchased for the Account in compliance with this Agreement, it will not assert any such lien, encumbrance, claim or right against the Account or any property in the Account. In the event that, notwithstanding the foregoing subordination, Intermediary shall receive any cash or other property in respect of any subordinated claim, lien, or right, Intermediary shall hold such cash or other property in trust for General Collateral Agent and, pending delivery thereof to General Collateral Agent, maintain such cash or other property in a segregated account. Intermediary will not agree with any third party that Intermediary will comply with contract orders concerning the Account originated by such third party without the prior written consent of Designated Collateral Subagent and Debtor.

SECTION 3. CONTROL. From and after the receipt of Notice of Exclusive Control from the Agent, Intermediary will comply with entitlement orders originated by General Collateral Agent or the Designated Collateral Subagent concerning the Account without further consent by Debtor. Except as otherwise provided in
Section 2 above and 4 below, Intermediary will make trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, and comply with contract orders concerning the Account from Debtor, or its authorized representatives, until such time as General Collateral Agent delivers a written notice to Intermediary that General Collateral Agent is thereby exercising exclusive control over the Account. Such notice may be referred to herein as the "Notice of Exclusive Control" and will only be delivered following an Event of Default

After Intermediary receives the Notice of Exclusive Control, it will immediately cease complying with contract orders or other directions concerning the Account originated by Debtor or its representatives.

SECTION 4. NO WITHDRAWALS. Notwithstanding the provisions of Section 3 above, after written notice from the Agent that an Event of Default has occurred and is continuing, Intermediary shall neither accept nor comply with any contract order from Debtor withdrawing any financial assets from the Account nor deliver any such financial assets (or dividends or income received in respect of such property) to Debtor nor pay any free credit balance or other amount owing from Intermediary to Debtor with respect to the Account without the specific prior written consent of Designated Collateral Subagent.

SECTION 5. STATEMENTS, CONFIRMATIONS AND NOTICES OF ADVERSE CLAIMS. From and after an Event of Default, Intermediary will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of Debtor, General Collateral Agent and the Designated Collateral Subagent at the address set forth on the signature page of this Agreement. If any person asserts any lien, encumbrance or claim in or against the Account or in any financial asset carried therein adverse to Debtor or General Collateral Agent, Intermediary will promptly notify General Collateral Agent, the Designated Collateral Subagent and Debtor thereof.

SECTION 6. RESPONSIBILITY OF INTERMEDIARY. Intermediary shall have no responsibility or liability to General Collateral Agent for making trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, or complying with contract orders concerning the Account from Debtor, or his authorized representatives, which are received by Intermediary before Intermediary receives a Notice of Exclusive Control. Intermediary shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with contract orders concerning the Account originated by General Collateral Agent or the Designated Collateral Subagent. Intermediary shall have no duty to investigate or make any determination as to whether a default exists or any agreement between Debtor and any General Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty of Intermediary other than those expressly set forth herein.

SECTION 7. TAX REPORTING. All items of income, gain, expense, and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name of taxpayer identification number of Debtor.

SECTION 8. CUSTOMER AGREEMENT. In the event of a conflict between this Agreement and any other agreement between the Intermediary and the Debtor, the terms of this Agreement will prevail. Regardless of any provision in such agreement, the State shall be deemed to be Intermediary's location for the purposes of this Agreement and the perfection and priority of General Collateral Agent's security interest in the Account.

SECTION 9. TERMINATION. The rights and powers granted herein to General Collateral Agent have been granted in order to perfect its security interest for the benefit of the General Secured Parties in the Account, are powers coupled with an interest and will neither be affected by the death, dissolution or insolvency of Debtor nor by the lapse of time. The obligations and agreements of Intermediary under Section 2, 3, 4 and 5 above shall continue in effect until the security interest of General Collateral Agent in the Account has been terminated. Upon receipt of such notice the obligations of Intermediary under
Section 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, neither the General Collateral Agent nor the Designated Collateral Subagent shall have no further right to originate contract orders concerning the Account and Intermediary may take such steps as Debtor may request to vest full ownership and control of Account in Debtor including, but not limited to, transferring all of the financial assets and credit balances in the Account to another commodity contract in the name of Debtor or its designee.

SECTION 10. THIS AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

SECTION 11. AMENDMENTS. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

SECTION 12. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

SECTION 13. SUCCESSORS. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives, and the assignees of any General Secured Party.

SECTION 14. RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive, but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

SECTION 15. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth immediately following the signature of its authorized representative set forth below. Any party may change his address for notices in the manner set forth above.

SECTION 16. FINANCIAL ASSETS. All property credited to the Account will be treated as financial assets under Article 8 of the Uniform Commercial Code of the State.

SECTION 17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

SECTION 18. CHOICE OF LAW. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State.

                                   SIGNATURES:


                                    WILMINGTON TRUST COMPANY,
                                    as General Collateral Agent

                                    By: ______________________________________
                                    Name:____________________________________
                                    Title:_____________________________________

                                    Address for Notices:
                                    1100 North Market Street
                                    Wilmington, Delaware 19890
                                    Attention:  Corporate Trust Administration
                                    Main Telephone:  (302) 651-1000
                                    Main Telefacsimile:  (302) 651-8882


                                     DEBTOR

                                     CONE MILLS CORPORATION

                                     By:______________________________________
                                     Name:  Gary L. Smith
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

                                     Address for Notices:
                                     3101 North Elm Street
                                     Greensboro, NC 27415-6540
                                     Phone:  (336) 379-6220
                                     Fax: (336) 379-6043




                            ACCOUNT CONTROL AGREEMENT
                   (General Security Agreement - Commodities)
                              Signature Page 1 of 2

                                      [INTERMEDIARY NAME]

                                      By:______________________________________
                                      Name:____________________________________
                                      Title:____________________________________

                                      Address for Notices:
                                      __________________________________________
                                      __________________________________________
                                      __________________________________________
                                      __________________________________________
                                      Fax: (    ) ____ - ________








                            ACCOUNT CONTROL AGREEMENT
                   (General Security Agreement - Commodities)
                              Signature Page 2 of 2

                                   SCHEDULE 2

                               GRANTOR INFORMATION

I.                  II.                    III.                     IV.


                    Jurisdiction of        Address of Chief
Name                Formation              Executive Office         Trade Styles
----                ---------              ----------------         ------------





V.                 VI.                          VII.

Collateral         Name and Address             Relationship of
Locations          of Owner of                  Persons listed in VI to
(and Type          Collateral Location          Grantor (e.g., lessor,
of Collateral)     (if other than Grantor)      warehousemen)
--------------     -----------------------      -------------------------

                                   SCHEDULE 3

                               INVESTMENT PROPERTY
                               -------------------

                               SECURITIES ACCOUNTS
                               -------------------

         Name and Address of                Securities Account
         Securities Intermediary            Number
         -----------------------            -------------------

GRANTOR
--------

                               COMMODITY ACCOUNTS
                               ------------------

         Name and Address of                Commodity Account
         Commodity Intermediary             Number
         ----------------------             -----------------

                            OTHER INVESTMENT PROPERTY
                            -------------------------

         Name and Type     Quantity of Shares       Certificate
         of Issuer         or Other Interest          Number(s)
         ---------         -----------------          ---------

                                   SCHEDULE 4

                                DEPOSIT ACCOUNTS
                                ----------------

            Name and Address of                       Certificate of Deposit No.
Grantor     Depository Institution    Account No.     (if applicable)
-------     ----------------------    -----------     -------------------------

                                  SCHEDULE 5-A

                      TRADEMARKS AND TRADEMARK APPLICATIONS
                      -------------------------------------






                                     S-5-1

                                  SCHEDULE 5-B

                               LICENSE AGREEMENTS
                               ------------------




                                     S-5-2

                                    EXHIBIT A

                      ASSIGNMENT OF TRADEMARKS AND LICENSES

         THIS ASSIGNMENT OF TRADEMARKS AND LICENSES (this "Agreement") is made and entered into as of _____________ ____, ____ by CONE MILLS CORPORATION, a North Carolina corporation (the "Borrower" and a "Grantor"), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Guarantor" and a "Subsidiary Grantor", and collectively with the Borrower, the "Grantors"), and WILMINGTON TRUST COMPANY, as General Collateral Agent (in such capacity, the "General Collateral Agent") under that certain General Collateral Agency Agreement of even date herewith among the General Collateral Agent, The Prudential Insurance Company of America, as holder of the Senior Notes (the "Senior Note Holder"), SunTrust Bank and Atlantic Financial Group, Ltd., as creditors of the Senior Lease Obligations (together, the "Senior Lease Creditor") and Bank of America, N.A., as Agent (in such capacity, the "Revolving Credit Agent") for each of the Lenders now or hereafter party to the Credit Agreement (as defined below), pursuant to which the General Collateral Agent serves as such on behalf of and for the benefit of the Senior Note Holder, the Senior Lease Creditor, the Revolving Credit Agent and the Lenders, the holders of the Senior Debentures and all other Senior Creditors at any time existing. The General Collateral Agent and all the Senior Creditors are collectively referred to herein as the "General Secured Parties." All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Intercreditor Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Lenders have agreed to provide to the Borrower a certain revolving credit facility with a letter of credit sublimit and swing line facility pursuant to the Credit Agreement dated as of January 28, 2000 by and among the Borrower, the Revolving Credit Agent and the Lenders (as from time to time amended, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, the Borrower is indebted to certain of the Senior Creditors pursuant to the Loan Documents, Senior Debentures, the Senior Notes, the Morgan Swap Agreement and the Senior Lease Documents, as applicable; and

         WHEREAS, as collateral security for payment and performance of its Obligations and all other General Senior Obligations, the Borrower is willing to grant to the General Collateral Agent for the benefit of the General Secured Parties a security interest in all of its personal property and assets pursuant to the terms of the General Security Agreement (as defined below; and

         WHEREAS, each Guarantor will materially benefit from the Loans and Advances to be made, and the Letters of Credit to be issued, under the Credit Agreement and each Guarantor is a party to a Facility Guaranty pursuant to which each Guarantor guarantees the Obligations of the Borrower; and

         WHEREAS, each Subsidiary Grantor has materially benefited from the extensions of credit to the Borrower by each of the Senior Creditors pursuant to the Senior Credit Documents; and

         WHEREAS, each Grantor has entered into an General Security Agreement (the "General Security Agreement") dated as of January 28, 2000 pursuant to which each Grantor has granted to the General Collateral Agent for the benefit of the General Secured Parties a General Lien in the Trademarks and Licenses defined below in order to secure the Borrower's Obligations and all other General Senior Obligations (collectively, the "General Senior Obligations"); and

         WHEREAS, each Grantor (a) has adopted and used and is using the trademarks and service marks (the "Trademarks") identified on Annex I hereto, and is the owner of the registrations of and pending registration applications for such Trademarks in the United States Patent and Trademark Office identified on Annex I hereto and (b) is a party to and has rights under the licenses and license agreements listed on Annex II hereto (the "Licenses", together with the Trademarks, the "Collateral"); and

         WHEREAS, the General Collateral Agent for the benefit of the General Secured Parties desires to acquire the Trademarks and the Licenses and the registrations thereof and registration applications therefor, as applicable, in connection with the exercise of its remedies after the occurrence of an Event of Default under the Credit Agreement or any default or event of default under any of the Senior Credit Documents (collectively, an "Event of Default");

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, each Grantor does hereby, effective as of the occurrence of an Event of Default, assign, sell and transfer unto the General Collateral Agent all right, title and interest in and to the Trademarks and Licenses, together with (i) the registrations of and registration applications therefor, as applicable, (ii) the goodwill of the business symbolized by and associated with the Trademarks and the registrations thereof, (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Trademarks or the registrations thereof or such associated goodwill, and (iv) all rights of each Grantor to enforce all Licenses.

         Each Grantor hereby grants to the General Collateral Agent, for the benefit of the General Secured Parties, and notice is hereby given that each Grantor has granted to the General Collateral Agent, for the benefit of the General Secured Parties and the General Collateral Agent, a General Lien in the Collateral to secure the payment and performance in full of all of the Secured Obligations.

         This Assignment is intended to and shall take effect as a sealed instrument at such time as the General Collateral Agent shall complete this instrument after the occurrence of an Event of Default by signing its acceptance of this Assignment below.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties have duly executed this Assignment of Trademarks and Licenses on the day and year first written above.


                             GRANTORS:

                             CONE MILLS CORPORATION


                          By:_________________________
                          Name:  Gary L. Smith
                          Title: Executive Vice President and
                                 Chief Financial Officer




                 ASSIGNMENT OF TRADEMARKS AND LICENSES (General)
                              SIGNATURE PAGE 1 OF 3

         The foregoing assignment of the Trademarks and Licenses and the registrations thereof and registration applications therefor by the Assignee and the General Collateral Agent is hereby accepted as of the ____ day of _____, 2000.


                                     WILMINGTON TRUST COMPANY,
                                     AS GENERAL COLLATERAL AGENT FOR THE GENERAL
                                     SECURED PARTIES


                                     BY:_____________________________________
                                     NAME:___________________________________
                                     TITLE:__________________________________



                 ASSIGNMENT OF TRADEMARKS AND LICENSES (General)
                              SIGNATURE PAGE 2 OF 3

STATE OF                                                               )
         -----------------------------------------------------
                                                                       ) ss.
COUNTY OF                                                              )
          ----------------------------------------------------

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this __ day of _________, 2000, personally appeared __________________________
to me known personally, and who, being by me duly sworn, deposes and says that he is the _____________________________ of Cone Mills Corporation, and that the foregoing instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said _______________________________ acknowledged said instrument to be the free act and deed of said corporation.


                                                     ---------------------------
                                                     Notary Public
                                                     My commission expires:


STATE OF                                                               )
         -----------------------------------------------------
                                                                       ) ss.
COUNTY OF                                                              )
          ----------------------------------------------------

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this __ day of _______, 2000, personally appeared _____________________________
to me known personally, and who, being by me duly sworn, deposes and says that s/he is the __________________________________ of Wilmington Trust Company, and
that foregoing instrument was signed and sealed on behalf of said national banking association by authority of its Board of Directors, and said _______________________________ acknowledged said instrument to be the free act and deed of said national banking association.


                                           --------------------------------
                                           Notary Public
                                           My commission expires: ____________


                 ASSIGNMENT OF TRADEMARKS AND LICENSES (General)
                              SIGNATURE PAGE 3 OF 3

                                     ANNEX I

  TRADEMARK                             REGISTRATIONS
     OR                      UNITED STATES PATENT AND TRADEMARK OFFICE
 SERVICE MARK              REGISTRATION NO.             REGISTRATION DATE
 ------------              ----------------             -----------------

               [LIST CHRONOLOGICALLY IN ASCENDING NUMERICAL ORDER]



 TRADEMARK                             PENDING APPLICATIONS
     OR                      UNITED STATES PATENT AND TRADEMARK OFFICE
 SERVICE MARK                SERIAL NO.                    FILING DATE
 ------------                ----------                    -----------

               [LIST CHRONOLOGICALLY IN ASCENDING NUMERICAL ORDER]

                                    ANNEX II

                                    LICENSES
                                    ---------